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                                                                      EXHIBIT 21

SUBSIDIARY                                                    JURISDICTION
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Action International Marketing Services Limited               England
Alchemy Pharmaceuticals Pty. Limited                          Australia
AR-MED Limited                                                England
BCA Corp. (a/k/a Butler Recruitment)                          North Carolina
Benefit B.V.                                                  Netherlands
Benefit Canada Medico-Economic Studies, Inc.                  Canada
Benefit Holding, Inc.                                         North Carolina
Benefit International SNC                                     France
Benefit Research Italia S.r.l.                                Italy
Benefit Transnational Holding Corp.                           North Carolina
Benefit, Inc.                                                 North Carolina
BRI International Holdings N.V.                               Belgium
BRI International Limited                                     England
BRI International N.V.                                        Belgium
BRI International S.A.R.L.                                    France
ClinData International (PTY) Limited                          South Africa
G.D.R.U. Limited                                              England
H2V S.A.                                                      France
HCR ZVG                                                       Switzerland
Health Care Research U.K. Limited                             England
Histological Services Limited                                 England
Innovex (Australia) Pty Limited                               Australia
Innovex (Benelux) BV                                          Holland
Innovex (Biodesign) GmbH                                      Germany
Innovex (DCCG) Holdings Pty. Limited                          Australia
Innovex (France) SARL                                         France
Innovex (North America) Inc.                                  Delaware
Innovex Spain S.L.                                            Spain
Innovex (UK) Limited                                          England
Innovex Belgium NV                                            Belgium
Innovex DAS, Inc.                                             North Carolina
Innovex GmbH                                                  Germany
Innovex Holdings Limited                                      England
Innovex Istanbul                                              Turkey
Innovex Limited                                               England
Innovex Merger Corp.                                          North Carolina
Innovex Nordic AB                                             Sweden
Innovex Overseas Holdings, Ltd./Limited                       England
Innovex S.r.l.                                                Italy
Innovex South Africa PTY Limited    [f/k/a PPMS]              South Africa
Innovex Staff Services. S.r.l.                                Italy
Intelligent Imaging, Inc.                                     Delaware
International Clinical Research Limited                       England
Lewin-TAG, Inc.                                               California
Medical Action Communications Limited                         England
Medical Action Publishing Limited                             England
Medical Action Research Limited                               England
Medical Alliances Pty. Limited                                Australia
Medical Technology Consultants                                England
MTCE France S.A.R.L.                                          France
Novex Pharma Limited                                          England
Penderwood Limited                                            England

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Pharm OTC SARL                                                France
PharmaBio Development, Inc.                                   North Carolina
Phytotherapy Pty. Ltd.                                        South Africa
Presta Medica SARL                                            France
Q98 Corp. (d/b/a/ Biotext, Inc.)                              North Carolina
QED International, Inc.                                       New York
QELS Corp.                                                    Tennessee
QTRN Acquisition Corp.                                        North Carolina
Quintiles (Israel) Ltd.                                       Israel
Quintiles (UK) Limited                                        England
Quintiles AB                                                  Sweden
Quintiles Asia, Inc.                                          North Carolina
Quintiles Australia Pty. Limited                              Australia
Quintiles Canada, Inc.                                        Canada
Quintiles Cardiac Alert Limited                               England
Quintiles Chile                                               Chile
Quintiles Clindepharm (Pty.) Limited                          South Africa
Quintiles CVA, Inc.                                           North Carolina
Quintiles East Asia Pte. Limited                              Singapore
Quintiles England Limited                                     England
Quintiles European Holdings Limited                           England
Quintiles GesmbH Ltd.                                         Austria
Quintiles Brasil Ltda.                                        Brazil
Quintiles GmbH                                                Germany
Quintiles Holdings Limited                                    England
Quintiles Holdings SNC                                        France
Quintiles Hong Kong Limited                                   Hong Kong
Quintiles, Inc.                                               North Carolina
Quintiles Ireland (Finance) Limited                           Ireland
Quintiles Ireland Limited                                     Ireland
Quintiles Transnational Japan KK                              Japan
Quintiles Laboratories Limited                                North Carolina
Quintiles Latin America, Inc.                                 North Carolina
Quintiles Mexico, S. de R.L. de C.V.                          Mexico
Quintiles Mauritius Holdings, Inc.                            Mauritius
Quintiles NV/SA                                               Belgium
Quintiles Oak Grove, Inc.                                     North Carolina
Quintiles Oy                                                  Finland
Quintiles Pacific, Inc.                                       North Carolina
Quintiles Poland Sp. Zoo                                      Poland
Quintiles Quality Regulatory Alliance, Inc.                   Virginia
Quintiles S.A.                                                France
Quintiles s.l.                                                Spain
Quintiles, S.r.l.                                             Italy
Quintiles Scotland Limited                                    England
Quintiles South Africa (Pty.) Limited                         South Africa
Quintiles Spectral ltd.                                       India
Quintiles Taiwan Limited                                      Taiwan
Quintiles Technologies, Inc.                                  North Carolina
Quintiles Transnational Corp.                                 North Carolina
Royce Recruitment Limited                                     England
Serval SA                                                     France
Serval Recruitement SARL                                      France
Servicios Clinicos, S.A. de C.V.                              Mexico
Simirex Inc.                                                  New Jersey
Simirex International                                         New Jersey


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Speci Plus SARL                                               France
Strategic Medical Publishing Limited                          England
Synapse Pharmaceuticals Pty. Limited                          Australia
T2A - Techniques de Aide aux Affaires SA                      France
T2A Marketing SARL                                            France
T2A Promotion SARL                                            France
T2A Recruitement SARL                                         France
The Clinical Research Foundation (UK) Ltd.                    England
The Lewin Group, Inc.                                         North Carolina
The MSM Group, Inc.                                           Delaware
The Royce Consultancy Limited                                 Scotland
Transforce, S.A. de C.V.                                      Mexico


Envoy Corporation                                             Tennessee
Healthcare Data Interchange                                   Delaware
National Electronic Information Corporation                   Delaware
Professional Office Systems, Inc.                             Washington, D.C.
Envoy/ExpressBill, Inc.                                       Tennessee
Synergy Health Care, Inc.                                     Delaware
Automated Revenue Management, Inc.                            Ohio
   (a wholly owned subsidiary of
     Envoy/ExpressBill, Inc.)

Quintiles Scott-Levin, Inc.                                   North Carolina
PMSI Holdings Limited                                         Delaware
PMSI Scott-Levin Inc.                                         New Jersey
PMSI Finance Limited                                          Delaware
PMSI Database Services Inc.                                   Delaware
Source Informatics European Holdings, Inc.                    Delaware
Source Informatics European Holdings LLC                      Delaware
Source Informatics European Finance Inc.                      Delaware
Pharma Informatics Inc.                                       Delaware
Medical Informatics KK                                        Japan
PMSI Ltd.                                                     England